EXHIBIT 99.5

REVOCABLE PROXY

COMMERCIAL CAPITAL BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMERCIAL CAPITAL BANCORP, INC. (THE “COMPANY”) FOR USE AT ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2004 AND AT ANY ADJOURNMENT THEREOF.

The undersigned being a shareholder of the Company as of March 25, 2004, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel, located at 90 Pacifica, Irvine, California, on Monday, May 17, 2004 at 9:00 a.m., Pacific Time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(Continued and to be signed on reverse side.)

Please Detach and Mail in the Envelope Provided

☒    Please mark your votes as in this example

			FOR	AGAINST	ABSTAIN
1.	Proposal to approve the issuance of common stock pursuant to the terms of an agreement and plan of merger, dated as of January 27, 2004, among Commercial Capital, CCBI Acquisition Corp. and Hawthorne Financial Corporation		☐	☐	☐
	FOR	WITHHOLD AUTHORITY
2.	ELECTION OF DIRECTORS ☐	☐	Nominees: For a two year term: Stephen H. Gordon Mark E. Schaffer Christopher G. Hagerty
NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee’s name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

			FOR	AGAINST	ABSTAIN
3.	Proposal to ratify KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
4.	Proposal to approve an amendment to the articles of incorporation to increase the authorized common stock.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
5.	Proposal to approve the executive performance-based compensation policy.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
6.	Proposal to approve the long-term stock-based incentive plan.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
7.	Proposal to grant discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of common stock pursuant to the terms of the merger agreement.		☐	☐	☐

8.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THE SIGNED PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Signature of Shareholder	Dated

NOTE:	Please sign the exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.